Exhibit 10.4

FORM OF INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of, 2026, by and between ARES ACQUISITION CORPORATION III, a Cayman Islands exempted company (the “Company”), and _____________ (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held companies and corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies and corporations;

WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries, if any, from certain liabilities;

WHEREAS, directors, officers and other persons in service to companies and corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) of the Company require indemnification of the officers and directors of the Company, Indemnitee may also be entitled to indemnification pursuant to applicable Cayman law; and the Amended and Restated Memorandum and Articles of Association provide that the indemnification provisions set forth in those documents are not exclusive, and contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to insurance and indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company to indemnify, hold harmless and to advance expenses on behalf of the Company’s directors and officers to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association;

[WHEREAS, Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by the Sponsor, which Indemnitee, the Company and the Sponsor intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided in this Agreement, with the Company’s acknowledgment of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of the Company;]1 and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity, without adequate protection, and the Company desires Indemnitee to serve in such capacity.

NOW, THEREFORE, the Company and Indemnitee covenant and agree as follows:

TERMS AND CONDITIONS

1.SERVICES TO THE COMPANY. Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected, appointed or retained or until Indemnitee tenders his or her resignation or until Indemnitee is removed. Notwithstanding the foregoing, this Agreement shall continue in full force and effect as provided in Section 17. This Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.DEFINITIONS. As used in this Agreement:

(a) “agent” means any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b) “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act  as in effect on the date of this Agreement.

(c) “Change in Control” means the occurrence of the earliest to occur after the date of this Agreement of any of the following events:

(i)Acquisition of Shares by Third Party. Other than an affiliate of the Sponsor, any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless: (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares entitled to vote generally in the election of directors; or (2) such acquisition was approved in advance by the Continuing Directors (as

[1]	Note to Draft: Bracketed language to be included for Ares-affiliated directors.

defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii)Change in Board of Directors. Individuals who, as of the date of this Agreement, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date of this Agreement or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)Corporate Transactions. The effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”). However, this clause (iii) will not apply if, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a company or corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries (as defined below)) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than an affiliate of the Sponsor, no Person (excluding any company or corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving company or corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the company or corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(iv)Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(d) “Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the

Company or of any other Enterprise which such person is or was serving at the request of the Company.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “Enterprise” means the Company and any other company or corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Expenses” means all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, responding to or objecting to a request to provide discovery in any Proceeding, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, as well as all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(i) “Fullest Extent Permitted By Applicable Law” includes: (a) to the fullest extent permitted by the applicable provision of the laws of the Cayman Islands, or the corresponding provision of any amendment to or replacement of such laws, and (b) to the fullest extent authorized or permitted by any amendments to or replacements of such laws adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and officers.

(j)“Independent Counsel” means a law firm or a member of a law firm with significant experience in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the

Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Losses” means all liabilities, judgments, fines, penalties, costs, losses, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgements, fines, excise taxes, penalties and costs) and other amounts that Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status.

(l) “Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date of this Agreement. Notwithstanding the foregoing, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary of the Company or of any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(m) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. Such Proceedings include those brought in the right of the Company or otherwise, and those of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise: (i) by reason of Indemnitee’s Corporate Status; (ii) by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on his or her part while acting in his or her Corporate Status, or (iii) by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(n) “Serving at the request of the Company” means any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(o)“Sponsor” means, collectively, Ares Acquisition Holdings III LP and any entity that controls, is controlled by or under common control with Ares Acquisition Holdings III

LP (other than the Company and any entity that is controlled by the Company) and any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with Ares Acquisition Holdings III LP.

(p)“Subsidiary,” with respect to any Person, means any company or corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Losses and Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter in such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

4.INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in  any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Losses and Expenses actually and reasonably incurred by Indemnitee, or on his or her behalf in connection with such Proceeding or any claim, issue or matter in such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Losses and Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Cayman court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement except for Section 29, to the extent that Indemnitee was or is successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, the Company shall, to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or her in connection with such Proceeding. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. The termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6.INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement except for Section 29, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or deponent in any Proceeding to which Indemnitee is not a party, Indemnitee shall, to the Fullest Extent Permitted By Applicable Law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding.

7.ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS. Notwithstanding any limitation in Section 3, 4, or 5 and except for Section 29, the Company shall, to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Losses and Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

8.CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)To the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, if the indemnification, hold harmless or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Losses and Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subsection, if for any reason Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee, to the Fullest Extent Permitted By Applicable

Law and the Amended and Restated Memorandum and Articles of Association, the Company shall contribute to the amount of Losses and Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose. Notwithstanding the foregoing, the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Losses or Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things: (i) the degree to which their actions were motivated by intent to gain personal profit or advantage; (ii) the degree to which their liability is primary or secondary; and (iii) the degree to which their conduct is active or passive.

(c)The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee unless such settlement includes no admission of liability by Indemnitee and provides for a full and final release of all claims asserted against Indemnitee.

(d)The Company agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

(e)To the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding; or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) or transaction(s).

9.EXCLUSIONS. Notwithstanding any provision in this Agreement except for Section 29, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)subject to Section 16(f), for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b)for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law;

(c)for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, in each case as required under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(d)for reimbursement to the Company (such Proceeding, a “Clawback Proceeding”) by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including any such policy adopted to comply with stock exchange listing requirements implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 10D of the Exchange Act (a “Clawback Policy”). In furtherance of the foregoing, Indemnitee agrees to abide by the terms of any Clawback Policy, including by returning any compensation to the Company to the extent required by, and in a manner permitted by, the Clawback Policy, and understands and agrees that Indemnitee shall not be entitled to any: (x) indemnification for any liability (including any amounts owed by Indemnitee in a judgment or settlement of any Clawback Proceeding) or Losses incurred by Indemnitee in connection with any Clawback Proceeding; or (y) indemnification or advancement of Expenses from the Company or any subsidiary of the Company incurred by Indemnitee in connection with any Clawback Proceeding. Notwithstanding the foregoing, if Indemnitee is successful on the merits in the defense of any claim asserted against Indemnitee in a Clawback Proceeding, Indemnitee shall be indemnified for the Expenses that Indemnitee reasonably incurred to defend such claim. Indemnitee knowingly, voluntarily and intentionally waives, and agrees not to assert any claim regarding, all indemnification, advancement of Expenses and other rights to which Indemnitee is now or becomes entitled under this Agreement, the Amended and Restated Memorandum and Articles of Association, the governing documents of each subsidiary of the Company and applicable law, in each case to the extent such waiver and agreement is necessary to give effect to the preceding sentence of this paragraph. Indemnitee agrees and acknowledges that the compensation Indemnitee has received or will receive from the Company or any of its subsidiaries constitutes fair and adequate consideration in exchange for the waiver and agreement provided by Indemnitee in this paragraph; or

(e)except as otherwise provided in Sections 14(e)-(f) of this Agreement, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless: (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law and the Amended and Restated Memorandum and Articles of Association. Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)Notwithstanding any provision of this Agreement to the contrary except for Section 29, and to the fullest extent not prohibited by applicable law and the Amended and Restated Memorandum and Articles of Association, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within thirty days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the Fullest Extent Permitted By Applicable Law, be unsecured and interest free. Advances shall, to the Fullest Extent Permitted By Applicable Law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Only to the extent required by applicable law and the Amended and Restated Memorandum and Articles of Association that cannot be waived, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Amended and Restated Memorandum and Articles of Association, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9. Indemnitee’s execution and delivery to the Company of this Agreement shall constitute an undertaking by Indemnitee to repay the amounts advanced by the Company pursuant to this Agreement if and only to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.

(b)Indemnitee shall have exclusive control of the defense of any Proceeding as to Indemnitee. The Company will be entitled to participate in the Proceeding at its own expense.

(c)The Company shall not settle any action, claim or Proceeding (in whole or in part) that would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee or include any admission by Indemnitee without Indemnitee’s prior written consent, which Indemnitee may give or withhold in Indemnitee’s sole discretion.

11.PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered under this Agreement. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)A determination, if required by applicable law and the Amended and Restated Memorandum and Articles of Association, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods: (i) if no Change in Control has occurred: (x) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (y) by a committee of Disinterested Directors, even though less than a quorum of the Board; or (z) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control has occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company indemnifies and agrees to hold Indemnitee harmless from those Expenses.

(b)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been received, deliver to the Company or to

Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the counsel so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Cayman court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Cayman court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

13.PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)In making a determination with respect to entitlement to indemnification under this Agreement, the person, persons or entity making such determination shall, to the Fullest Extent Permitted By Applicable Law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the burden of proof and the burden of persuasion by clear and convincing evidence to overcome this presumption shall be on the Company. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request for such determination, the requisite determination of entitlement to indemnification shall, to the Fullest Extent Permitted By Applicable Law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification;(ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law and the Amended and Restated Memorandum and Articles of Association or (iii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement. Notwithstanding the foregoing, such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation or information relating to such determination.

(c)The termination of any Proceeding or of any claim, issue or matter in such Proceeding, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)The Company acknowledges that a settlement or other disposition of any Proceeding to which Indemnitee is a party or potential party short of final judgment may be successful on the merits or otherwise if it permits Indemnitee to avoid the expense, delay, distraction, disruption and uncertainty of litigation. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it shall to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, and the burden of proof and the burden of persuasion by clear and convincing evidence to overcome this presumption shall be on the Company.

(e)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on: (i) the records or books of account of the Enterprise, including financial statements; (ii) information supplied to Indemnitee by the directors, trustees, general partners, managers or managing members of the Enterprise in the course of their duties; (iii) the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise; or (iv) information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(f)The knowledge or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 13(f) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and the burden of proof and the burden of persuasion by clear and convincing evidence to overcome this presumption shall be on the Company.

14.REMEDIES OF INDEMNITEE.

(a)If: (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses, to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, is not timely made pursuant to Section 10 of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within 90 days after receipt by the Company of the request for indemnification; (iv) in the event that no determination is required to be made by the Company pursuant to Section 5 of this Agreement, payment of indemnification is not made pursuant to Section 5 of this Agreement within 30 days after receipt by the Company of a written request for such payment; (v) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within 30 days after receipt by the Company of a written request for such payment; (vi) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement; (vii) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification; or (viii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made within ten days after receipt by the Company of a written request for such payment, Indemnitee shall be entitled to seek an adjudication by the New York court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at his or her option, may seek, with respect to such indemnification, hold harmless, exoneration, contribution or advancement rights: (i) an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association; or (ii) adjudication by the New York court. Except as set forth in this Agreement, the provisions of Cayman law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law and the Amended and Restated Memorandum and Articles of Association.

(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)The Company shall indemnify and hold harmless Indemnitee to the Fullest Extent Permitted By Applicable Law all Expenses and, if requested by Indemnitee, shall (within ten days after the Company’s receipt of such written request) pay to Indemnitee, to the Fullest Extent Permitted By Applicable Law and the Amended and Restated Memorandum and Articles of Association, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Amended and Restated Memorandum and Articles of Association now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(f)Interest shall be paid by the Company to Indemnitee at a rate to be agreed between the Company and Indemnitee for amounts which the Company indemnifies, holds harmless or exonerates, or advances or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.SECURITY. Notwithstanding anything in this Agreement to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations under this Agreement through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended and Restated Memorandum and Articles of Association, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall eliminate, reduce or otherwise adversely affect any right or protection of Indemnitee under this Agreement with respect to any Proceeding involving any action or omission that occurred or allegedly occurred prior to such amendment, alteration or repeal. To the extent that a change in applicable law and the Amended and Restated Memorandum and Articles of Association, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Amended and Restated Memorandum and Articles of Association or this Agreement, it is the intent of the parties that Indemnitee shall enjoy the greater benefits so afforded by such change, and the scope of indemnification provided by this Agreement shall be automatically extended to include such greater indemnification rights. No right or remedy in this Agreement conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)The Amended and Restated Memorandum and Articles of Association permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements, including providing a trust fund, letter of credit or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or her or incurred by or on behalf of him or her in such capacity as a director, officer, employee or agent of the Company, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement and the Amended and Restated Memorandum and Articles of Association. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided in this Agreement. The execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties to such Indemnification Arrangement.

(c)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

After giving such notice, the Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)In the event of any payment under this Agreement, the Company, to the Fullest Extent Permitted By Applicable Law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. No such payment by the Company shall be deemed to relieve any insurer of its obligations.

(e)The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses under this Agreement to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 29: (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement; and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17.To the extent Indemnitee has rights to indemnification, advancement of expenses or insurance provided by the Sponsor or its affiliates (other than the Company) as applicable: (i) the Company shall be the indemnitor of first resort (i.e., its obligations to Indemnitee are primary, and any obligation of the Sponsor or its respective affiliates, as applicable, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary); (ii) the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Agreement, the Company’s organizational documents or other agreement, without regard to any rights Indemnitee may have against the Sponsor or its affiliates, as applicable; and (iii) the Company irrevocably waives, relinquishes and releases the Sponsor and its affiliates, as applicable, from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect of such matters. No advancement or payment by the Sponsor or its affiliates, as applicable, on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Sponsor and its affiliates, as applicable, shall have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. Notwithstanding anything contained in this Agreement, the Company is the primary indemnitor, and any indemnification or advancement obligation of the Sponsor or its affiliates or members or any other Person is secondary.

18.DURATION OF AGREEMENT. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other company, corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company. These agreements and obligations shall continue after such period so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his, her or their Corporate Status, whether or not he, she or they is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

19.INDEMNIFICATION OF SPONSOR. If (i) Indemnitee is or was affiliated with Sponsor, (ii) Sponsor is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) Sponsor’s involvement in the Proceeding results from any claim based on Indemnitee’s service to the Company as a director or other fiduciary of the Company, Sponsor will be entitled to indemnification and advancement of Expenses under this Agreement to the same extent, and upon the same terms and conditions, as Indemnitee. The Company and Indemnitee agree that Sponsor is an express third-party beneficiary of the terms of this Section 19.

20.SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired and shall remain enforceable to the Fullest Extent Permitted By Applicable Law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and the Amended and Restated Memorandum and Articles of Association and to give the maximum effect to the intent of the parties; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested.

21.ENFORCEMENT AND BINDING EFFECT.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it under this Agreement in order to induce Indemnitee to serve and to continue to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving and continuing to serve as a director, officer or key employee of the Company.

(b)The Company shall not seek from a court, or agree to, a “bar order” that would have the effect of prohibiting or limiting Indemnitee’s rights to receive advancement of Expenses under this Agreement.

(c)Without limiting any of the rights of Indemnitee under the Amended and Restated Memorandum and Articles of Association as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral, written and implied, between the parties with respect to the subject matter of this Agreement.

(d)The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(e)The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(f)The Company and Indemnitee agree in this Agreement that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties agree that Indemnitee may, to the Fullest Extent Permitted By Applicable Law, enforce this Agreement by seeking, among other things, injunctive relief or specific performance of this Agreement, without any necessity of showing actual damage or irreparable harm. By seeking injunctive relief or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the Fullest Extent Permitted By Applicable Law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection with such relief. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction, and the Company waives any such requirement of such a bond or undertaking to the Fullest Extent Permitted By Applicable Law.

22.MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

23.NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on such delivery, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (iii) if by electronic mail, on the first business day after the date on which it is so emailed:

(a)If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)If to the Company, to:

Ares Acquisition Corporation III
c/o Ares Management LLC
245 Park Avenue, 44th Floor
New York, NY 10167
Attn: General Counsel
Email: GeneralCounsel@aresmgmt.com

With a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
2049 Century Park East, 37th Floor
Los Angeles, CA 90067
Attn: Monica J. Shilling, P.C.
Philippa Bond, P.C.
Van Whiting, Esq.
Email: monica.shilling@kirkland.com
pippa.bond@kirkland.com
van.whiting@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Christian Nagler, P.C.
Aaron Z. Simons, Esq.
Email: cnagler@kirkland.com
aaron.simons@kirkland.com

or to any other address as may have been furnished to Indemnitee in writing by the Company.

24.APPLICABLE LAW. This Agreement and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

25.CONSENT TO JURISDICTION. Each party to this Agreement irrevocably agrees that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Agreement or the legal relationship established by it, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

26.IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27.MISCELLANEOUS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

28.PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period. Notwithstanding the foregoing, if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

29.ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the Fullest Extent Permitted By Applicable Law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

30.WAIVER OF CLAIMS TO TRUST ACCOUNT. Notwithstanding anything contained in this Agreement to the contrary, Indemnitee agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering (the “Trust Account”). Indemnitee waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such Trust Account for any reason. Accordingly, Indemnitee acknowledges and agrees that any indemnification provided under this Agreement will only be able to be satisfied by the Company if: (i) the Company has sufficient funds outside of the Trust Account to satisfy its obligations under this Agreement; or (ii) the Company consummates an initial business combination.

31.MAINTENANCE OF INSURANCE. The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indemnity Agreement to be signed as of the day and year first above written.

ARES ACQUISITION CORPORATION III

By:
Name:
Title:

INDEMNITEE

By:
Name:
Address:

[Signature Page to Indemnity Agreement]